Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 1, 2011, Alexander & Baldwin, Inc. (“A&B” or the “Company”), announced that its Board of Directors unanimously approved a plan to pursue the separation (the “Separation”) of the Company to create two independent, publicly traded companies:

A Hawaii-based land company with interests in real estate development, commercial real estate and agriculture, which will retain the Alexander & Baldwin, Inc. name (“Alexander & Baldwin”); and

An ocean transportation company serving the U.S. West Coast, Hawaii, Guam, Micronesia and China, and a domestic logistics company all under the Matson name (“Matson”).

The separation is expected to be completed in the third quarter of 2012 through a tax-free Spin-off of Alexander & Baldwin from Matson.

On February 13, 2012, A&B entered into an Agreement and Plan of Merger to reorganize itself as a holding company incorporated in Hawaii.  The holding company structure will help facilitate the separation by allowing A&B to organize and segregate the assets of its different businesses in an efficient manner prior to the separation and facilitate the third party and governmental consent and approval process.  In addition, the holding company reorganization will help preserve A&B’s status as a U.S. citizen under certain U.S. maritime and vessel documentation laws (popularly referred to as the Jones Act) by, among other things, limiting the percentage of outstanding shares of common stock in the holding company that may be owned (of record or beneficially) or controlled in the aggregate by non-U.S. citizens (as defined by the Jones Act) to a maximum permitted percentage of 22%.

Promptly following the holding company merger, the Company will reorganize its assets so that A&B’s real estate development, real estate leasing and agricultural businesses are contributed to a newly formed subsidiary, A&B II, Inc. (“New A&B”).  The Company will complete the Separation by distributing to its shareholders, on a pro rata basis, all of the issued and outstanding shares of New A&B common stock.  In connection with the Separation, New A&B will file a registration statement on Form 10 with the SEC and, when declared effective, shareholders will receive an information statement with extensive disclosure concerning the Separation, New A&B and the A&B businesses.

The unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of A&B.  The unaudited pro forma condensed consolidated financial statements are being presented to give effect to the Separation, as a result of which, A&B’s real estate development, real estate leasing and agricultural businesses will be excluded.  The remaining company will operate the ocean transportation and logistics businesses and be renamed Matson, Inc. (“Matson”).  The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s annual reports on Form 10-K and other filings with the Securities and Exchange Commission.  The presentation of the unaudited pro forma condensed consolidated financial statements assumes that the Separation occurred on December 31, 2011 for the condensed consolidated balance sheet and at the beginning of the year for the condensed consolidated statement of income for the year ended December 31, 2011.  For the years ended December 31, 2010 and 2009 the unaudited pro forma condensed consolidated statements of income give effect to the seperation and exclude the results of Alexander & Baldwin.  The unaudited pro forma condensed consolidated financial statements are not intended to be a complete presentation of Matson’s financial position or results of operations had the Separation and related transactions contemplated by the Agreement and Plan of Merger and related agreements occurred for the period indicated.  In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and are not necessarily indicative of Matson’s future results of operations or financial condition had the Separation been completed on the dates assumed.  The pro forma adjustments are based on available information and assumptions that A&B management believes are reasonable, reflect the impacts of events directly attributable to the Separation, are factually supportable, and for purposes of the statements of income, are expected to have a continuing impact on Matson.

The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2011 reflects Matson’s results as if the Separation and related transactions described below had occurred as of January 1, 2011.  The unaudited pro forma condensed consolidated balance sheet as of December 31, 2011 reflects Matson’s results as if the Separation and related transactions described below had occurred on December 31, 2011.  The unaudited pro forma condensed consolidated statements of income for the years December 31, 2010 and 2009 exclude the results of Alexander & Baldwin.

The unaudited pro forma consolidated condensed financial statements give effect to the following:

•                  the distribution, upon the Separation, of the assets, liabilities and equity of Alexander & Baldwin;

•                  the issuance of debt, the related debt issuance costs and interest for the period required for the tax-free contribution of cash from Matson to Alexander & Baldwin;

•                  a tax-free contribution of cash from Matson to Alexander & Baldwin.

Matson estimates that additional administrative expenses, not included in the pro forma financial statements, amounting to approximately $8 to $10 million annually will be incurred in future periods related directly to costs associated with operating as a publicly traded company.  These costs include incremental employee related costs for additional headcount, higher external audit fees and expenses, Board of Director fees and expenses and other costs required to operate as an independent publicly traded company.

See the notes to the unaudited pro forma consolidated financial information for a more detailed discussion of these transactions.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

YEAR ENDED DECEMBER 31, 2011

		Pro forma Adjustments
(in millions, except per share amounts)	A&B Historical	Distribution of Alexander & Baldwin		Issuance of debt and contribution of cash		Matson Pro forma for the Spin-off
Revenue	$1,722.4	$(259.7	)(a)	$—		$1,462.7
Operating Costs and Expenses:
Operating costs	1,463.5	(182.1)		—		1,281.4
Equity in income of terminal joint venture	(8.6)	—		—		(8.6)
Selling, general and administrative	154.0	(42.0)		0.2	(b)	112.2
Total operating costs and expenses	1,608.9	(224.1	)(a)	0.2		1,385.0
Operating Income	113.5	(35.6)		(0.2)		77.7
Other Income and (Expense):
Other income and (expense)	(1.5)	2.8	(a)			1.3
Interest expense	(24.8)	17.1	(a)	(7.0	)(c)	(14.7)
Income From Continuing Operations Before Income Taxes (e)	87.2	(15.7)		(7.2)		64.3
Income taxes	32.3	(7.2	)(a)	(2.8	)(d)	22.3
Income From Continuing Operations	$54.9	$(8.5)		$(4.4)		$42.0

Basic Earnings per Share of Common Stock:
Continuing operations	$1.32					$1.01
Diluted Earnings per Share of Common Stock:
Continuing operations	$1.31					$1.00
Weighted Average Number of Shares Outstanding:
Basic	41.6					41.6
Diluted	42.0					42.0

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

YEAR ENDED DECEMBER 31, 2010

		Pro forma Adjustments
(in millions, except per share amounts)	A&B Historical	Distribution of Alexander & Baldwin		Matson Pro forma for the Spin-off
Revenue	$1,613.5	$(242.9	)(a)	$1,370.6
Operating Costs and Expenses:
Operating costs	1,342.2	(196.1)		1,146.1
Equity in income of terminal joint venture	(12.8)	—		(12.8)
Selling, general and administrative	157.9	(45.1)		112.8
Total operating costs and expenses	1,487.3	(241.2	)(a)	1,246.1
Operating Income	126.2	(1.7)		124.5
Other Income and (Expense):
Other income and (expense)	13.6	(12.1	)(a)	1.5
Interest expense	(25.5)	17.3	(a)	(8.2)
Income From Continuing Operations Before Income Taxes	114.3	3.5		117.8
Income taxes	44.9	1.8	(a)	46.7
Income From Continuing Operations	$69.4	$1.7		$71.1

Basic Earnings per Share of Common Stock:
Continuing operations	$1.68			$1.72
Diluted Earnings per Share of Common Stock:
Continuing operations	$1.67			$1.71
Weighted Average Number of Shares Outstanding:
Basic	41.2			41.2
Diluted	41.5			41.5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

YEAR ENDED DECEMBER 31, 2009

		Pro forma Adjustments
(in millions, except per share amounts)	A&B Historical	Distribution of Alexander & Baldwin		Matson Pro forma for the Spin-off
Revenue	$1,392.4	$(183.3	)(a)	$1,209.1
Operating Costs and Expenses:
Operating costs	1,209.5	(172.5)		1,037.0
Equity in income of terminal joint venture	(6.2)	—		(6.2)
Selling, general and administrative	154.2	(40.6)		113.6
Total operating costs and expenses	1,357.5	(213.1	)(a)	1,144.4
Operating Income	34.9	29.8		64.7
Other Income and (Expense):
Other income and (expense)	3.6	(3.2	)(a)	0.4
Interest expense	(25.9)	16.8	(a)	(9.1)
Income From Continuing Operations Before Income Taxes	12.6	43.4		56.0
Income taxes	5.0	17.5	(a)	22.5
Income From Continuing Operations	$7.6	$25.9		$33.5

Basic Earnings per Share of Common Stock:
Continuing operations	$0.19			$0.82
Diluted Earnings per Share of Common Stock:
Continuing operations	$0.19			$0.82
Weighted Average Number of Shares Outstanding:
Basic	41.0			41.0
Diluted	41.1			41.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

YEAR ENDED DECEMBER 31, 2011

		Pro forma Adjustments
(in millions)	A&B Historical	Distribution of Alexander & Baldwin (a)	Issuance of debt and contribution of cash		Matson Pro forma for the Spin-off
ASSETS
Current Assets
Cash and cash equivalents	$21.5	$(11.7)	$(2.3	)(f)	$7.5
Accounts and note receivable	173.2	(5.5)	—		167.7
Inventories	40.5	(36.3)	—		4.2
Real Estate held for sale	2.8	(2.8)	—		—
Deferred income taxes	5.3	(4.0)	—		1.3
Prepaid expense and other current assets	31.7	(4.5)	—		27.2
Total current assets	275.0	(64.8)	(2.3)		207.9
Investments in Affiliates	347.3	(290.8)	—		56.5
Real Estate Developments	143.3	(143.3)	—		—
Property - net	1,633.7	(833.2)	—		800.5
Employee Benefit Plan Assets	1.4	(1.4)	—		—
Other Assets	143.6	(48.4)	2.1	(g)	97.3
Total	$2,544.3	$(1,381.9)	$(0.2)		$1,162.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Assets
Notes payable and current portion of long-term debt	$51.9	$(34.4)	$—		$17.5
Accounts payable	156.2	(20.7)	—		135.5
Payroll and vacation benefits	19.8	(3.8)	—		16.0
Uninsured claims	8.1	(1.5)	—		6.6
Due to affiliate	—	2.2	—		2.2
Accrued and other liabilities	42.7	(28.9)	—		13.8
Total current liabilities	278.7	(87.1)	—		191.6
Long-term Liabilities
Long-term debt	507.3	(327.2)	160.0	(h)	340.1
Deferred income taxes	417.6	(162.5)	—		255.1
Employee benefit plans	167.6	(54.6)	—		113.0
Due to affiliate	—	0.5	—		0.5
Uninsured claims and other liabilities	50.6	(26.3)	—		24.3
Total long-term liabilities	1,143.1	(570.1)	160.0		733.0

Total Shareholders’ Equity	1,122.5	(724.7)	(160.2	)(i)	237.6
Total	$2,544.3	$(1,381.9)	$(0.2)		$1,162.2

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)          Reflects the operations, assets, liabilities and equity of Alexander & Baldwin which are expected to be distributed to shareholders upon Separation in the third quarter of 2012, and other adjustments as shown below.

(in millions)	2011	2010	2009
Revenue
Revenue (A&B Historical)	$1,722.4	$1,613.5	$1,392.4
Effect of A&B Distribution
Real estate leasing revenue (1)	(93.3)	(80.5)	(72.1)
Real estate sales revenue (1)	(14.3)	(13.8)	(15.9)
Agribusiness revenue (1)	(154.9)	(152.2)	(97.2)
Affiliate Revenue (2)	4.1	5.1	2.2
Other	(1.3)	(1.5)	(0.3)
Matson Pro forma Revenue	$1,462.7	$1,370.6	$1,209.1

(1)          As disclosed in A&B’s 2011 Form 10-K.

(2)          Represents revenue earned from services provided to Alexander & Baldwin affiliates for transportation and other services.

(in millions)	2011	2010	2009
Operating Costs and Expenses
Total Operating Costs and Expenses (A&B Historical)	$1,608.9	$1,487.3	$1,357.5
Effect of A&B Distribution
Real estate sales and leasing expense (1)	(66.9)	(60.1)	(53.3)
Agribusiness expense (1)	(131.0)	(149.7)	(130.5)
Real estate and corporate selling, general and administrative expenses	(33.2)	(37.5)	(35.1)
Affiliate Expenses (3)	7.0	6.1	5.8
Pro forma debt issuance costs (b)	0.2	—	—
Matson Pro forma Operating Costs and Expenses	$1,385.0	$1,246.1	$1,144.4

(3)          Represents lease rent and equipment and repair expenses for services provided by Alexander & Baldwin affiliates.

(in millions)	2011	2010	2009
Other Income and (Expense)
Other Income and (Expense) (A&B Historical)	$(1.5)	$13.6	$3.6
Effect of A&B Distribution
Equity in (income) losses of real estate affiliates (1)	7.9	(2.0)	—
Gain on investments and other (1)	(6.2)	(3.4)	—
Agriculture disaster relief payment (1)	—	(4.9)	—
Impairment loss on investment (1)	—	0.8	2.3
Gain on consolidation of HS&TC (1)	—	—	(5.4)
Interest income		(2.0)
Other	1.1	(0.6)	(0.1)
Matson Pro forma Other Income and (Expense)	$1.3	$1.5	$0.4

(in millions)	2011	2010	2009
Interest Expense
Interest Expense (A&B Historical)	$(24.8)	$(25.5)	$(25.9)
Effect of A&B Distribution
Real estate interest expense	1.4	1.6	1.5
Corporate interest expense	15.7	15.7	15.4
Rounding	—	—	(0.1)
Pro forma interest expense (c)	(7.0)	—	—
Matson Pro forma Interest Expense	$(14.7)	$(8.2)	$(9.1)

(in millions)	2011	2010	2009
Income Taxes
Interest Expense (A&B Historical)	$32.3	$44.9	$5.0
Effect of A&B Distribution
Real estate income tax expense	11.6	16.2	12.5
Agribusiness income tax expense	(19.9)	(32.2)	(32.0)
Corporate income tax expense	(7.8)	(1.9)	14.3
Real estate income tax effect of discontinued operations	8.9	19.7	22.6
Rounding			0.1
Pro forma income taxes (d)	(2.8)	—	—
Matson Pro forma Income Taxes	$22.3	$46.7	$22.5

(in millions)	2011
Identifiable Assets
Total Identifiable Assets (A&B Historical)	$2,544.3
Effect of A&B Distribution
Real estate leasing assets	(770.9)
Real estate sales assets	(451.4)
Agribusiness assets	(157.8)
Other assets	(4.8)
Adjustment to reclassify Matson income tax receivable offset against payables in the consolidated financial statements	3.0
Pro forma adjustments (f) (g)	(0.2)
Matson Pro forma Assets	$1,162.2

(b)         Represents $0.2 million of expensed debt issuance costs related to the new credit facilities.  Matson expects to execute a new revolving credit facility and issue fixed long-term debt.

(c)          Reflects increased annual interest expense of $6.8 million on borrowings of $160.0 under the new credit facilities and $0.2 million of amortization for the expected issuance costs of these facilities.  Based on the estimated $160.0 million borrowings and 4.25% interest rate, a 0.125% increase in interest rates would increase pro forma interest expense by $0.2 million.

(d)         Represents the federal and state combined statutory tax rate of 38.8%.

(e)          The income from continuing operations before income taxes includes $7.1 million in shutdown expenses related to Matson’s second China Service which did not qualify for discontinued operations treatment.

(f)            The amount includes cash debt issuance costs amounting to $2.3 million associated with the new credit facilities.

(g)         The amount includes the capitalized debt issuance costs of $2.1 million associated with the new credit facilities.

(h)         Reflects $160.0 million in long-term borrowings under the new credit facilities and new fixed long-term debt.  Matson expects to execute a new revolving credit facility and issue fixed long-term debt with an anticipated interest rate estimated to be approximately 4.25%.  The cash received from the issuance debt will be utilized for the tax-free contribution of cash from Matson to A&B as discuss in note (i).

(i)             Reflects the expected tax-free contribution of cash from Matson to A&B amounting to $160.0 million and the $0.2 million of expensed debt issuance costs.